 KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2009 THIRD QUARTER RESULTS

BRIDGETON, MO – November 12, 2009 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the third quarter of 2009 of $0.8 million ($0.10 per share), versus a net loss of $5.0 million ($0.62 per share), in the third quarter of 2008.  Operating loss was $0.6 million (1.7% of net sales) in the third quarter of 2009, compared to $4.8 million (10.7% of net sales) in the same period in 2008.

Financial highlights for the third quarter of 2009, as compared to the same period in the prior year, included:

•
Net sales in the third quarter of 2009 were $37.6 million, a decrease of $6.8 million, or 15.2%, compared to the same period in 2008.  The decrease resulted from lower volumes across almost all of the business units driven by market softness, as well as the decision to exit certain unprofitable business lines.

•	Gross margin improved to 13.6% in the third quarter of 2009 from 6.5% in the third quarter of 2008. Gross margin was impacted by improved factory productivity and cost controls.

•
Selling, general and administrative expenses were $1.9 million lower in the third quarter of 2009 than in the third quarter of 2008.  Prior year expenses included $0.2 million of costs related to the Company’s abandoned plan to deregister its common stock under the Securities Exchange Act of 1934 and $0.2 million of accelerated depreciation expense on abandoned leasehold improvements.  Other favorable variances quarter over quarter included a $0.9 million reduction in salaries and related incentive accruals, a $0.3 million decrease in promotional expenses (catalogs, samples, etc.), $0.3 million of lower consulting and professional fees, and a $0.2 million reduction in commissions as related sales are down.  Partially offsetting these favorable variances were current quarter costs of $0.2 million associated with the transition and hiring of executive level personnel.

During the third quarter of 2008, Katy reported net activity from discontinued operations of $0.1 million.

Katy also reported a net loss for the nine months ended October 2, 2009 of $3.8 million ($0.47 per share), versus a net loss of $12.6 million ($1.58 per share), for the nine months ended September 30, 2008.  Operating loss was $3.4 million (3.1% of net sales) for the nine months ended October 2, 2009, compared to $13.6 million (10.3% of net sales) in the same period in 2008.

Financial highlights for the nine months ended October 2, 2009, as compared to the nine months ended September 30, 2008, included:

•
Net sales for the nine months ended October 2, 2009 were $110.4 million, a decrease of $20.8 million, or 15.9%, compared to the same period in 2008.  The decrease resulted from lower volumes across almost all of the business units driven by market softness, as well as the decision to exit certain unprofitable business lines.

•
Gross margin was 14.9% for the nine months ended October 2, 2009, versus 7.0% for the same period in 2008.  Gross margin was impacted by improved factory productivity and cost controls, as well as a favorable year over year variance in the LIFO adjustment of $2.8 million resulting from a decrease in resin costs and lower inventory levels.

•
Selling, general and administrative expenses were $2.6 million lower for the nine months ended October 2, 2009 than for the same period in 2008.  Prior year expenses included a net charge of $0.9 million associated with the transition and hiring of our CEO and forfeiture of stock options by our former CEO and $0.5 million of accelerated depreciation expense on abandoned leasehold improvements.  Other favorable variances year over year included a $0.5 million reduction in commissions, a $0.5 million decrease in promotional expenses (catalogs, samples, etc.), $0.5 million of lower consulting and professional fees, a $0.4 million reduction in salaries and related incentive accruals, a $0.4 million reduction in expense related to environmental liability accruals, $0.4 million less expense related to self-insurance programs, a $0.1 million reduction of costs related to the Company’s abandoned plan to deregister, and a $0.1 million reduction in bad debt expense.  Partially offsetting these favorable variances were current year expenses of $1.6 million associated with the transition and hiring of executive level personnel and $0.1 million additional stock option expense.

For the first nine months of 2008, Katy reported income from severance, restructuring and related charges of $0.4 million, which resulted primarily from favorable adjustments to accruals for lease exit costs, as well as net activity from discontinued operations of $1.0 million, which included the recognition of a final working capital adjustment of business units sold in 2007.

Operations generated $2.0 million of free cash flow during the nine months ended October 2, 2009 compared to an $11.0 million usage during the nine months ended September 30, 2008.  The fluctuation was primarily a result of lower net loss year over year and was also positively impacted by reduced capital spending.  Free cash flow, a non-GAAP financial measure, is discussed further below.

Debt at October 2, 2009 was $17.2 million (52% of total capitalization), versus $17.5 million (48% of total capitalization) at December 31, 2008.

"Third quarter results show continued improvement versus last year despite much lower sales volumes resulting from the weakened economy. Our focus on business basics is paying off," stated David J. Feldman, Katy's President and Chief Executive Officer. "We remain optimistic that we will see continued improvements in performance as the economy stabilizes, with our biggest risks being continued lower volumes and rising material costs from petroleum based raw materials."

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow.  Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Details regarding this measure and a reconciliation of this non-GAAP measure to a comparable GAAP measure are provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “should”, “intends”, “is subject to”, “expects”, “will”, “continue”, “anticipate”, “estimated”, “projected”, “may”, “we believe”, “future prospects”, or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2008. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2,	September 30,	October 2,	September 30,
	2009	2008	2009	2008

Net sales	$37,612	$44,364	$110,380	$131,189
Cost of goods sold	32,501	41,494	93,944	122,025
Gross profit	5,111	2,870	16,436	9,164
Selling, general and administrative expenses	5,695	7,603	19,818	22,370
Severance, restructuring and related charges	-	-	-	(410)
Loss on sale or disposal of assets	49	28	61	762
Operating loss	(633)	(4,761)	(3,443)	(13,558)
Interest expense	(281)	(394)	(873)	(1,297)
Other, net	118	18	123	34
Loss from continuing operations before income tax (provision) benefit	(796)	(5,137)	(4,193)	(14,821)
Income tax (provision) benefit from continuing operations	(14)	65	421	1,222
Loss from continuing operations	(810)	(5,072)	(3,772)	(13,599)
Loss from operations of discontinued businesses (net of tax)	-	(71)	-	(738)
Gain on sale of discontinued businesses (net of tax)	-	190	-	1,735
Net loss	$(810)	$(4,953)	$(3,772)	$(12,602)

Loss per share of common stock - basic and diluted:

Continuing operations	$(0.10)	$(0.64)	$(0.47)	$(1.71)
Discontinued operations	-	0.02	-	0.13
Net loss	$(0.10)	$(0.62)	$(0.47)	$(1.58)

Weighted average common shares outstanding - basic and diluted	7,951	7,951	7,951	7,951

			October 2,	September 30,
Other Information:			2009	2008

Working capital			$(6,233)	$(2,130)
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$5,178	$5,999
Long-term debt, including current maturities			$17,209	$15,513
Stockholders' equity			$15,961	$23,463
Capital expenditures			$1,537	$5,122

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	October 2,	December 31,	September 30,
Current assets:	2009	2008	2008
Cash	$895	$683	$928
Accounts receivable, net	15,520	13,773	20,589
Inventories, net	16,207	19,911	22,994
Other current assets	1,292	3,516	2,480
Total current assets	33,914	37,883	46,991

Other assets:
Goodwill	665	665	665
Intangibles, net	4,108	4,455	4,562
Other	2,909	1,809	2,045
Total other assets	7,682	6,929	7,272

Property and equipment	103,117	101,715	107,227
Less: accumulated depreciation	(73,763)	(69,232)	(74,872)
Property and equipment, net	29,354	32,483	32,355

Total assets	$70,950	$77,295	$86,618

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,631	$10,283	$13,207
Book overdraft	1,089	2,289	3,425
Accrued expenses	18,016	17,281	24,360
Current maturities of long-term debt	1,500	1,500	1,500
Revolving credit agreement	9,911	9,118	6,629
Total current liabilities	40,147	40,471	49,121

Long-term debt, less current maturities	5,798	6,928	7,384
Other liabilities	9,044	10,603	6,650
Total liabilities	54,989	58,002	63,155

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	27,162	27,248	27,147
Accumulated other comprehensive loss	(1,674)	(1,742)	(1,351)
Accumulated deficit	(106,169)	(102,397)	(98,517)
Treasury stock	(21,436)	(21,894)	(21,894)
Total stockholders' equity	15,961	19,293	23,463

Total liabilities and stockholders' equity	$70,950	$77,295	$86,618

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Nine Months Ended
	October 2,	September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(3,772)	$(12,602)
Income from operations of discontinued businesses	-	(997)
Loss from continuing operations	(3,772)	(13,599)
Depreciation and amortization	5,063	6,209
Amortization of debt issuance costs	287	286
Stock-based compensation	372	(210)
Loss on sale or disposal of assets	61	762
	2,011	(6,552)
Changes in operating assets and liabilities:
Accounts receivable	(1,626)	(2,577)
Inventories	3,745	3,037
Other assets	1,103	181
Accounts payable	(731)	2,835
Accrued expenses	670	(382)
Other	(1,635)	(1,550)
	1,526	1,544

Net cash provided by (used in) continuing operations	3,537	(5,008)
Net cash used in discontinued operations	-	(897)
Net cash provided by (used in) operating activities	3,537	(5,905)

Cash flows from investing activities:
Capital expenditures of continuing operations	(1,537)	(5,122)
Proceeds from sale of assets	2	99

Net cash used in continuing operations	(1,535)	(5,023)
Net cash provided by discontinued operations	-	8,979
Net cash (used in) provided by investing activities	(1,535)	3,956

Cash flows from financing activities:
Net borrowings on revolving loans	659	3,776
Decrease in book overdraft	(1,200)	(1,118)
Repayments of term loans	(1,131)	(1,716)

Net cash (used in) provided by financing activities	(1,672)	942

Effect of exchange rate changes on cash	(118)	(80)
Net increase (decrease) in cash	212	(1,087)
Cash, beginning of period	683	2,015
Cash, end of period	$895	$928

Reconciliation of free cash flow to GAAP Results:

Net cash provided by (used in) operating activities	$3,537	$(5,905)
Capital expenditures	(1,537)	(5,122)
Free cash flow	$2,000	$(11,027)